EXHIBIT 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Paul M. Pantozzi, Chairman and Chief Executive Officer and Linda A. Niro, Senior Vice President and Chief Financial Officer of Provident Financial Services, Inc. (the “Company”) each certify in his or her capacity as an officer of the Company that he or she has reviewed the annual report of the Company on Form 10-K for the fiscal ended December 31, 2005 and that to the best of his knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 16, 2006	/s/ PAUL M. PANTOZZI
Date	Paul M. Pantozzi Chairman and Chief Executive Officer

March 16, 2006	/s/ LINDA A. NIRO
Date	Linda A. Niro Senior Vice President and Chief Financial Officer